Financial Statements of

GEORGE KELK CORPORATION

(Expressed in Canadian Dollars)

Year ended April 30, 2012

GEORGE KELK CORPORATION

TABLE OF CONTENTS

APRIL 30, 2012

Page(s)
Independent Auditor's Report	1

Financial Statements

Balance Sheet	2-3

Statement of Operations and Comprehensive Income	4

Statement of Stockholder's Equity	5

Statement of Cash Flows	6

Notes to Financial Statements	7-17

INDEPENDENT AUDITORS’ REPORT

The Board of Directors
George Kelk Corporation:

We have audited the accompanying balance sheet of George Kelk Corporation as of April 30, 2012 and the related statements of operations and comprehensive income, stockholder’s equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United Stages of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of George Kelk Corporation as of April 30, 2012, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP
Chartered Accountants, Licensed Public Accountants

Toronto, Canada
April 16, 2013

GEORGE KELK CORPORATION

BALANCE SHEET
(Expressed in Canadian Dollars)

APRIL 30, 2012

ASSETS

Current assets:
Cash and cash equivalents	$2,986,283
Accounts receivable, net	3,600,046
Income tax recoverable	998,946
Inventories, net	9,980,033
Deferred tax assets	175,555
Prepaid expenses and other current assets	564,654

Total current assets	18,305,517

Property and equipment, net	1,755,988

Total assets	$20,061,505

See independent auditor's report and accompanying notes to financial statements.

GEORGE KELK CORPORATION

BALANCE SHEET
(Expressed in Canadian Dollars)

APRIL 30, 2012

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Accounts payable	$371,685
Customers' advance payments	4,725,572
Accrued expenses	2,716,974
Advances from Parent	3,942,496

Total current liabilities	11,756,727

Long-term liabilities:
Deferred tax liabilities	185,064

Total liabilities	11,941,791

Commitments, contingencies and concentrations (Note 12)

Subsequent events (Note 13)

Stockholder's equity:
Capital stock	100
Retained earnings	8,119,614

Total stockholder's equity	8,119,714

Total liabilities and stockholder's equity	$20,061,505

See independent auditor's report and accompanying notes to financial statements.

GEORGE KELK CORPORATION

STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
(Expressed in Canadian Dollars)

FOR THE YEAR ENDED APRIL 30, 2012

Net revenue	$27,254,653
Cost of products sold	14,212,857

Gross profit	13,041,796

Operating expenses:
Selling, general and administrative expenses	8,611,795

Operating income	4,430,001

Other income	609,992

Earnings before income taxes	5,039,993
Income taxes	686,933

Net earnings, also being comprehensive income for the year	$4,353,060

See independent auditor's report and accompanying notes to financial statements.

GEORGE KELK CORPORATION

STATEMENT OF STOCKHOLDER'S EQUITY
(Expressed in Canadian Dollars)

FOR THE YEAR ENDED APRIL 30, 2012

	Common	Retained
	stock	earnings	Total
Balance at beginning of year	$100	$8,266,554	$8,266,654

Net earnings		4,353,060	4,353,060

Dividend paid		(4,500,000)	(4,500,000)

Balance at end of year	$100	$8,119,614	$8,119,714

See independent auditor's report and accompanying notes to financial statements.

GEORGE KELK CORPORATION

STATEMENT OF CASH FLOWS
(Expressed in Canadian Dollars)

FOR THE YEAR ENDED APRIL 30, 2012

Cash provided by (used in):
Operating activities:
Net earnings	$4,353,060

Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation	260,145
Loss on disposal of property and equipment	30,418
Deferred income taxes	(54,464)
Net changes in operating assets and liabilities affecting
operating activities:
Accounts receivable	2,344,955
Income taxes recoverable	(202,494)
Inventories	(908,744)
Prepaid expenses and other current assets	(165,587)
Accounts payable	(175,473)
Customers' advance payments	(563,545)
Accrued expenses	133,996

Net cash provided by operating activities	5,052,267

Investing activities:
Purchase of property and equipment	(676,259)

Financing activities:
Dividend paid	(4,500,000)

Net decrease in cash and cash equivalents	(123,992)
Cash and cash equivalents at beginning of year	3,110,275

Cash and cash equivalents at end of year	$2,986,283

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Income taxes	$1,705,055

See independent auditor's report and accompanying notes to financial statements.

GEORGE KELK CORPORATION
Notes to Financial Statements
(Expressed in Canadian Dollars)

Year ended April 30, 2012

Note 1 - Basis of Presentation

George Kelk Corporation (the "Company") is a private company incorporated under the laws of Ontario and its principal business activities include the design and manufacture of highly accurate optical and electronic roll force measurement and control equipment primarily used by metals rolling mills and mining applications throughout the world. The Company is a wholly owned subsidiary of Endevor Corporation (the "Parent"), a private company also incorporated under the laws of Ontario, and is principally engaged in investment holdings. Both the Company and the Parent have their respective operations and head offices in Ontario, Canada.

Note 2 - Summary of Significant Accounting Policies

The Company's significant accounting policies are as follows:

Basis of preparation

The financial statements of the Company have been prepared in accordance with the United States generally accepted accounting principles. The financial statements are presented in Canadian dollars which is the functional currency of the Company.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The more significant estimates include useful lives of long-lived assets, inventory valuation, allowances for doubtful accounts and accrued expenses. Actual results could differ significantly from those estimates.

Revenue recognition

The Company recognizes revenue on product sales during the period when the sales process is complete. This generally occurs when products are shipped to the customer in accordance with terms of an agreement of sale, title and risk of loss have been transferred, collectability is reasonably assured, and pricing is fixed or determinable.

The Company has post-shipment obligations, such as customer acceptance, training, or installation, with respect to some of its larger systems products. In such circumstances, revenue is deferred until the obligation has been completed, unless such obligation is deemed inconsequential or perfunctory.

GEORGE KELK CORPORATION
Notes to Financial Statements
(Expressed in Canadian Dollars)

Year ended April 30, 2012

Note 2 - Summary of Significant Accounting Policies (continued)

Research and development expenditures and investment tax credits

Research and development expenditures are charged against operations in the year they are incurred.

The Company is also entitled to claim Canadian federal and provincial investment tax credits, which are earned as a percentage of eligible research and development expenditures incurred in the taxation year ended April 2012. Investment tax credits are accounted for as a reduction of income tax expense.

The investment tax credits earned in the year were $773,000.

Income taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying values and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company records net deferred tax assets to the extent it believes these assets will more likely than not be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies and results of recent operations. In the event the Company were to determine that it would be able to realize its deferred tax assets in the future in excess of their net recorded amount, the Company would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

Comprehensive income

The Company has no assets or liabilities whose changes in value are recorded within comprehensive income and as such, comprehensive income and net earnings are the same amount.

Cash and cash equivalents

Cash and cash equivalents include demand deposits and highly liquid investments with maturities of three months or less when purchased. Highly liquid investments with maturities greater than three months are classified as short-term investments. There were no investments classified as short-term investments at April 30, 2012.

GEORGE KELK CORPORATION
Notes to Financial Statements
(Expressed in Canadian Dollars)

Year ended April 30, 2012

Note 2 - Summary of Significant Accounting Policies (continued)

Allowance for doubtful accounts

The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The allowance is determined through an analysis of the aging of accounts receivable and assessments of risk that are based on historical trends and an evaluation of the impact of current and projected economic conditions. The Company evaluates the past-due status of its trade receivables based on contractual terms of sale. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Inventories

Raw materials are valued at the lower of cost, determined on a first-in, first-out basis, and replacement cost. Included in cost of raw materials are costs of purchase net of vendor allowances, plus other costs such as transportation and duty, that are directly incurred to bring inventories to their present location and condition. Work-in-process and finished goods are valued at the lower of cost and market value. Cost of work-in-process and finished goods includes materials and all related conversion costs. Cost of sales includes all costs of inventory recognized as expense in the year.

Inventories are adjusted for estimated obsolescence and written down to net realizable value based upon estimates of future demand, usage and market conditions.

Property and equipment

Property and equipment is carried at cost and is depreciated principally by the declining balance method ("DB") based upon the estimated useful lives of the assets. Amortization of leasehold improvements is computed utilizing the straight-line method over the shorter of the lease term or estimated useful life of the improvements.

Upon retirement or disposal of assets, the cost of assets disposed of and the related accumulated depreciation are removed from the balance sheet and any gain or loss is reflected in net earnings.

Repairs and maintenance costs are expensed as incurred.

GEORGE KELK CORPORATION
Notes to Financial Statements
(Expressed in Canadian Dollars)

Year ended April 30, 2012

Note 2 - Summary of Significant Accounting Policies (continued)

Impairment of long-lived assets

The carrying value of long-lived assets held-and-used is evaluated when events or changes in circumstances indicate the carrying value may not be recoverable. The carrying value of a long-lived asset group is considered impaired when the total projected undiscounted cash flows from such asset group are separately identifiable and are less than the carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset group. Fair value is determined primarily using present value techniques based on projected cash flows from the asset group. No impairment losses were recognized in the year ended April 30, 2012.

Foreign currency translation

At the transaction date, each asset, liability, revenue or expense denominated in a foreign currency is translated into Canadian dollars at the exchange rate in effect at that date. At year end, monetary assets and liabilities are translated into Canadian dollars using the exchange in effect at that date and the resulting foreign exchange gains and losses are included in net earnings in the current period.

Foreign exchange forward contracts

All derivative financial instruments are recorded on the balance sheet as assets or liabilities measured at fair value, a level 2 measurement under the fair value hierarchy. Changes in the fair value of derivatives are recorded each period in earnings.

The Company enters into foreign exchange contracts to sell foreign currency in exchange for Canadian dollars principally to serve as an economic hedge of the currency risk associated with customers’ remittances which are predominantly denominated in United States dollars and the Euro. The Company does not speculate in foreign currency.

As of April 30, 2012, the Company had three outstanding foreign currency forward contracts in the aggregate amount of six million United States dollars with maturity dates through to October 1, 2012.

For the year ended April 30, 2012, the Company recognized unrealized gains in net earnings on these foreign exchange contracts of $321,200 and the corresponding balance sheet amount is included in prepaid expenses and other current assets.

GEORGE KELK CORPORATION
Notes to Financial Statements
(Expressed in Canadian Dollars)

Year ended April 30, 2012

Note 2 - Summary of Significant Accounting Policies (continued)

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated.

Note 3 - Accounts Receivable and Allowance for Doubtful Accounts

An allowance for doubtful accounts is provided against accounts receivable for amounts management believes may be uncollectible. The allowance is also determined based on review of the collectability of specific past due invoices. Accounts receivable is represented by the following for the year ended April 30, 2012:

Amount receivable	$3,886,557
Less allowance for doubtful accounts	(286,511)

Total accounts receivable - net	$3,600,046

Bad debt expense for the year ended April 30, 2012 was $147,956.

Note 4 - Inventories

Inventories consist of the following at April 30, 2012:

Raw materials	$2,808,300
Work-in-process	7,171,733

Total inventories - net	$9,980,033

Inventories at April 30, 2012 are net of reserves for slow moving and obsolete inventory of $3,343,123.

GEORGE KELK CORPORATION
Notes to Financial Statements
(Expressed in Canadian Dollars)

Year ended April 30, 2012

Note 5 - Property and Equipment

Property and equipment consist of the following at April 30, 2012:

	Useful life		Accumulated	Net book
Description	in years/Rate	Cost	depreciation	value
Machinery and equipment	10% DB	$3,849,406	$2,758,473	$1,090,933
Automobiles	30% DB	211,641	164,255	47,386
Leasehold improvements	Lesser of life
	and lease term	2,134,957	1,517,288	617,669

Total		$6,196,004	$4,440,016	$1,755,988

Depreciation was $260,145 for the year ended April 30, 2012.

Note 6 - Customers' Advance Payments

Customers' advance payments of $4,725,572 for the year ended April 30, 2012 represent amounts received from customers for sales for which the earnings process has not yet been completed.

GEORGE KELK CORPORATION
Notes to Financial Statements
(Expressed in Canadian Dollars)

Year ended April 30, 2012

Note 7 - Related Party

Advances from Parent of $3,942,496 at April 30, 2012 consist entirely of principal and are secured by a general security agreement. These non-interest bearing advances are due on demand.

Note 8 - Fair Value Measurement

The Company has no non-derivative financial assets and liabilities measured at fair value as of April 30, 2012. The fair value of financial instruments such as cash and cash equivalents, accounts receivable, accounts payable, customers’ advance payments and accrued expenses approximate their carrying amount based on the short maturity of these instruments or because they are receivable or payable on demand.

There is also no non-financial assets measured at fair value as of April 30, 2012. The fair value of the advances from the Parent is not practical to determine due to its related party nature and limited amount of readily obtainable comparable market information and accordingly the amount is recorded at cost.

Note 9 - Capital Stock

Authorized:
Unlimited preference shares, $10, non-cumulative,
redeemable, retractable at $100 per share
Unlimited common shares
Issued and outstanding:
5,000 common shares	$100

GEORGE KELK CORPORATION
Notes to Financial Statements
(Expressed in Canadian Dollars)

Year ended April 30, 2012

Note 10 - Income Taxes

The provision for income taxes for the year ended April 30, 2012 consists of the following:

Current
Federal	$314,983
Provincial	426,414

Total current	741,397

Deferred
Federal	(32,483)
Provincial	(21,981)

Total deferred	(54,464)

Provision for income taxes	$686,933

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at April 30, 2012 are presented below:

Deferred tax assets:
Accounts receivable	$41,375
Inventories	399,488
Accrued expenses	29,778

Deferred tax assets	470,641

Deferred tax liabilities:
Property and equipment	(185,064)
Investment tax credits claimed	(171,930)
Unrealized gains and deferred revenue	(123,156)

Deferred tax liabilities	(480,150)

Net deferred tax liability	$(9,509)

GEORGE KELK CORPORATION
Notes to Financial Statements
(Expressed in Canadian Dollars)

Year ended April 30, 2012

Note 10 - Income Taxes (continued)

Income tax expense differs from the amount that would be computed by applying the federal and provincial statutory tax rates of 26.16% to earnings before income taxes as a result of the following:

Earnings before income taxes	$5,039,993

Tax at applicable tax rate	1,318,462
Small business deduction	(35,417)
Tax credits on research and development expenditures	(570,282)
Other tax credits	(41,855)
Non-deductible items	1,304
Others	55,112
Tax rate difference on unrealized capital gain	(40,391)

Income taxes	$686,933

Note 11 – Defined Contribution Plan

The Company has a defined contribution plan. Employees become eligible to participate in this plan on completion of two years of service. The Company makes contributions to match the employee contributions under various formulas on regular wages earned or paid salaries not including bonuses, commissions, overtime or site work adjustments.

The Company contributed $316,592 to the plan for the year ended April 30, 2012.

GEORGE KELK CORPORATION
Notes to Financial Statements
(Expressed in Canadian Dollars)

Year ended April 30, 2012

Note 12 - Commitments, Contingencies and Concentrations

Obligations under operating leases

The Company leases its corporate office, showroom, warehouse and production facilities under various non-cancellable operating leases expiring through July 2016. Rent expense (inclusive of maintenance and other operating costs) for the years ended April 30, 2012 was $921,398.

Minimum future annual payments (inclusive of maintenance and other operating costs) to the end of the lease term are as follows:

2013	$961,725
2014	942,424
2015	942,424
2016	942,424
Thereafter	108,579

Total	$3,897,576

Credit facility

The Company has a $5,500,000 credit facility with a Canadian chartered bank which is secured by all of the personal property of the Company. The credit facility, repayable on demand, bears interest at the bank's prime rate plus 0.60%. The credit facility is available to the Company for operating loans, letters of credit and letters of guarantee. The Company issues letters of credit and letters of guarantee to its customers to secure timely shipment and fulfillment of contract.

At April 30, 2012, the Company utilized $2,219,890 of letters of credit expiring at various date to December 2014.

Currency risk concentrations

The Company is exposed to financial risks as a result of exchange rate fluctuations and the volatility of these rates. In the normal course of business, the Company purchases inventories and makes sales denominated in United States dollars and in Euros. The Company does currently enter into forward contracts to mitigate this risk (Note 2).

GEORGE KELK CORPORATION
Notes to Financial Statements
(Expressed in Canadian Dollars)

Year ended April 30, 2012

Note 12 - Commitments, Contingencies and Concentrations (continued)

Credit risk concentrations

(i) Cash and cash equivalents

The Company’s financial instruments that are exposed to concentration of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash in bank deposit accounts with certain Canadian chartered banks which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk in cash and cash equivalents.

(ii) Accounts receivable

Credit risk refers to the risk that a counterparty may default on its contractual obligations resulting in a financial loss. The Company deals with creditworthy counterparties to mitigate the risk of financial loss from defaults. The Company monitors the credit risk of customers through credit rating reviews and requires letters of credits as applicable. At April 30, 2012 the Company had no significant concentrations of receivables or sales to customers.

Liquidity risk concentrations

Liquidity risk is the risk that the Company will be unable to fulfill its obligations on a timely basis or at a reasonable cost. The Company manages its liquidity risk by monitoring its operating requirements. The Company prepares cash forecasts to ensure it has sufficient funds to fulfill its obligations. As described above, the Company has a credit facility to a maximum of $5,500,000 which is available to finance its working capital requirements.

Note 13 - Subsequent Events

Management has evaluated subsequent events through April 16, 2013, the date on which the financial statements were available to be issued.

Asset purchase agreement

On December 18, 2012, the Company entered into an asset purchase agreement with Vishay Precision Group, Inc. and its’ indirectly wholly owned subsidiary, Vishay Precision Group Canada ULC, to sell substantially all of its net assets excluding cash and advances from Parent. On January 31, 2013, the Company completed the sale for an aggregate purchase price of approximately $50 million Canadian dollars, subject to working capital and other adjustments.